UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 27, 2018, Sorrento Therapeutics, Inc. (the “Company”), TNK Therapeutics, Inc., a majority-owned subsidiary of the Company (“TNK”), and Dayspring Ventures Limited, as representative of the shareholders (the “Virttu Shareholders”) of Virttu Biologics Limited (“Virttu”) entered into an amendment (the “Amendment”) to that certain Share Purchase Agreement, dated as of April 27, 2017, by and among the Company, TNK, Virttu, the Virttu Shareholders and Dayspring (the “Agreement”).

The Agreement provided that, upon TNK’s first issuance and sale of shares of its capital stock on a bona fide, arm’s length basis completed after the date of the Agreement and prior to April 27, 2017 for the principal purpose of capital-raising resulting in gross proceeds to TNK (individually or in the aggregate) of at least $50 million (a “Qualified Financing”), TNK would issue to the Virttu Shareholders an aggregate number of shares of its capital stock as is equal to the quotient obtained by dividing $19.9 million by the lowest per share price paid by investors in the Qualified Financing. The Agreement further provided that, in the event that a Qualified Financing did not occur, then on April 27, 2018, the Company would issue to the Virttu Shareholders 3,590,026 shares of the Company’s common stock, an amount equal to the quotient obtained by dividing $19.9 million by $5.55.

Under the terms of the Amendment, among other things, the Company agreed that the $19.9 million in consideration otherwise payable on April 27, 2018 to the Virttu Shareholders in shares of the Company’s common stock would be payable: (1) 50% in shares of the Company’s common stock (valued at $5.55 per share) to be issued on April 27, 2018, and (2) 50% in cash payable by June 27, 2018. In accordance with the Agreement, as amended by the Amendment, the Company issued an aggregate of 1,795,013 shares of its common stock to the Former Virttu Shareholders on April 27, 2018.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to Share Purchase Agreement, effective April 27, 2018, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc. and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 27, 2018	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer